UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2026

CAPSTONE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33560	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18400 76th Avenue, Tinley Park, IL 60477
(Address of principal executive offices)

Registrant’s telephone number, including area code: (708) 371-0660

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	CAPS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

At 12:01 a.m. Pacific Time on October 9, 2026 (the “Effective Time”), Capstone Holding Corp., a Delaware corporation (the “Predecessor”), completed its previously announced planned change of its state of incorporation from Delaware to Nevada (the “Redomicile”) by merging with and into its wholly owned subsidiary, Capstone Holding Corp., a Nevada corporation (the “Company” or "Capstone NV"). Capstone NV was the surviving corporation. The merger was effected under the Agreement and Plan of Merger dated October 8, 2026 (the “Merger Agreement”), Certificate of Conversion filed with the Delaware Secretary of State, and Articles of Merger filed with the Nevada Secretary of State. As disclosed previously, the Redomicile was approved by the shareholders of the Company at the annual meeting of shareholders held November 18, 2025. The market effective date of the Redomicile will be October 15, 2026.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding share of the Predecessor’s common stock, par value $0.0005 per share (the “Predecessor Common Stock”), was automatically converted into one outstanding share of Capstone NV’s common stock, par value $0.0005 per share (“Capstone NV Common Stock”), with no further action required on the part of the Company’s shareholders, (ii) each outstanding share of the Predecessor’s preferred stock, par value $0.0005 per share, was automatically converted into one outstanding share of Capstone NV’s preferred stock, par value $0.0005 per share, with no further action required on the part of the Company’s shareholders, and (iii) each option, warrant, equity or equity-based award and other security or instrument of the Predecessor granting the holder thereof the right to acquire the Predecessor Common Stock (or other securities of the Predecessor) outstanding immediately prior to the Effective Time (the “Predecessor Securities”) was automatically converted into a corresponding option, warrant, equity or equity-based award and other security or instrument of Capstone NV granting the holder thereof the right to acquire an equivalent number of shares of Capstone NV Common Stock (or other securities of Capstone NV) as the number of shares of Predecessor Common Stock underlying such Predecessor Securities. Stockholders do not need to exchange their stock certificates. Each certificate now represents the same number of shares of Capstone NV Common Stock.

Succession to Rights and Obligations

Pursuant to the Merger Agreement, at the Effective Time, Capstone NV assumed all the rights and obligations outstanding of the Predecessor.

Post-Effective Time Governance

Pursuant to the Merger Agreement, the Articles of Incorporation of Capstone NV and Bylaws of Capstone NV, in each case, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws, respectively, of Capstone NV following completion of the Redomicile.  At the Effective Time, the rights of holders of Capstone NV Common Stock are governed by the Nevada Revised Statutes (the “NRS”) and by Capstone NV’s Articles of Incorporation and Bylaws, rather than by the Delaware General Corporation Law (the “DGCL”) and the Predecessor’s Certificate of Incorporation and Bylaws. Pursuant to the Merger Agreement, the officers and directors of the Predecessor immediately prior to the Effective Time shall be the officers and directors of Capstone NV immediately after the Effective Time, each to hold office in accordance with the Articles of Incorporation of Capstone NV and the Bylaws of Capstone NV, the provisions of the Nevada Revised Statutes, and all other applicable laws and regulations.

The foregoing description of the Redomicile, the Merger Agreement, the Certificate of Conversion, the Articles of Merger, the Articles of Incorporation of Capstone NV, and the Bylaws of Capstone NV do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the Articles of Incorporation of Capstone NV and the Bylaws of Capstone NV, as applicable, copies of which are filed hereto as Exhibit 2.1, 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Redomicile, the rights of the Company’s stockholders are now governed by Nevada law and by Capstone NV’s Articles of Incorporation and Bylaws. Those rights differ in some respects from the rights stockholders had under Delaware law and the Predecessor’s charter documents, which are described in detail in the October 1, 2025 Proxy Statement under “Proposal Three: Approval of The Re-Domicile of The Company—Certain Effects of the Re-domicile and the Merger, and —Significant Differences between Delaware and Nevada Law”.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The applicable disclosures set forth in Item 1.01 above are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibits
2.1	Agreement and Plan of Merger, dated October 8, 2026
3.1	Articles of Incorporation of Capstone Holding Corp. (Nevada)
3.2	Bylaws of Capstone Holding Corp. (Nevada)
3.3	Certificate of Conversion filed with the Delaware Secretary of State
3.4	Articles of Merger filed with the Nevada Secretary of State
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2026	Capstone Holding Corp.

By: /s/ Matthew E. Lipman
Name: Matthew E. Lipman
Title: Chief Executive Officer